EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of SmartRent, Inc. on Form S-8 of our report dated May 14, 2021 (July 1, 2021, as to the effects of the immaterial restatement discussed in Note 1) relating to the financial statements of SmartRent.com, Inc. for the years ended December 31, 2020 and 2019, appearing in Registration Statement No. 333-259749 on Form S-1 of SmartRent, Inc.

/s/ Deloitte & Touche LLP

Phoenix, AZ

October 29, 2021